Exhibit 10.9

MANAGEMENT INTEREST SUBSCRIPTION AGREEMENT

(Profits Interest Grant)

THIS MANAGEMENT INTEREST SUBSCRIPTION AGREEMENT (this “Agreement”) by and between Summit Materials Holdings L.P., a Delaware limited partnership (the “Company”), and the individual named on the signature page hereto (“Executive”) is made as of the date set forth on the signature page hereto.

WHEREAS, on the terms and subject to the conditions hereof, Executive desires to subscribe for and acquire from the Company, and the Company desires to issue and provide to Executive, the Company’s Class D-1 U.S. Interests, Company’s Class D-1 Non-U.S. Interests, Company’s Class D-2 U.S. Interests and/or Class D-2 Non-U.S. Interests (the “Interests”), in each case in the amount set forth on Schedule I-A attached hereto, as hereinafter set forth; and

WHEREAS, this Agreement is one of several agreements being entered into by the Company or its Subsidiaries with certain persons who are or will be key employees or advisors of the Company or one or more Affiliates (collectively with Executive, the “Management Investors”) as part of a management equity purchase plan designed to comply with Regulation D or Rule 701, as applicable, promulgated under the Securities Act (as defined below).

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

1. Definitions.

1.1 Affiliate. An “Affiliate” of, or Person “Affiliated” with, a specified Person shall mean a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

1.2 Agreement. The term “Agreement” shall have the meaning set forth in the preface.

1.3 Blackstone. The term “Blackstone” shall have the meaning set forth in the LP Agreement.

1.4 Board. The “Board” shall mean the Board of Directors of the General Partner of the Company.

1.5 Cause. The term “Cause” shall mean that the Board, based on information then known to the Company or the General Partner of the Company, determines in good faith (A) Executive’s willful or grossly negligent continued failure to substantially perform Executive’s material duties to the Company or its Subsidiaries (other than as a result of total or partial incapacity due to physical or mental illness) for a period of 10 days following written notice by the Company or the General Partner of the Company to Executive of such failure, (B) dishonesty in the performance of Executive’s material duties to the Company or its Subsidiaries, (C) an act or acts on Executive’s part constituting, or plea of guilty or nolo contendere to a crime constituting, (x) a felony under the laws of the United States or any state thereof or (y) a misdemeanor involving moral turpitude, (D) Executive’s willful malfeasance or willful misconduct in connection with Executive’s duties to the Company or its Subsidiaries or (E) a Restrictive Covenant Violation that is not cured (to the extent curable) for a period of 10 days following written notice by the Company or the General Partner of the Company to Executive of such breach.

1.6 Change of Control. The term “Change of Control” shall have the meaning set forth in the LP Agreement.

1.7 Closing. The term “Closing” shall have the meaning set forth in Section 2.2.

1.8 Closing Date. The term “Closing Date” shall have the meaning set forth in Section 2.2.

1.9 Company. The term “Company” shall have the meaning set forth in the preface.

1.10 Employee and Employment. The term “employee” shall mean, without any inference as to negate Executive’s status as a member of the Company for all purposes hereunder (subject to the terms hereof) and for federal and other tax purposes, any employee (as defined in accordance with the regulations and revenue rulings then applicable under Section 3401(c) of the Internal Revenue Code of 1986, as amended) of the Company or any of its Subsidiaries, consultant to, or non-employee director of the General Partner of the Company, the Company or any of the Company’s Subsidiaries, and the term “employment” shall include service as a part-or full-time employee, consultant or board member to the General Partner of the Company, the Company or any of the Company’s Subsidiaries.

1.11 Equivalent Securities. The term “Equivalent Securities” shall have the meaning set forth in Section 4(c).

1.12 Executive. The term “Executive” shall have the meaning set forth in the preface.

1.13 Executive’s Group. The term “Executive’s Group” shall mean Executive and Executive’s Permitted Transferees.

1.14 Interests. The term “Interests” shall have the meaning set forth in the preface.

1.15 LP Agreement. The term “LP Agreement” shall mean the Third Amended and Restated Limited Partnership Agreement of Summit Materials Holdings L.P., dated December 23, 2013, as amended, restated, supplemented or modified, from time to time.

1.16 Management Investors. The term “Management Investors” shall have the meaning set forth in the preface.

1.17 Permitted Transferee. The term “Permitted Transferee” means any Person to whom Executive transfers Interests in accordance with the LP Agreement (other than the Sponsor and the Company and their respective Affiliates and except for transfers pursuant to a Public Offering).

1.18 Person. The term “Person” shall mean any individual, corporation, partnership, limited liability company, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other entity of any nature whatsoever.

1.19 Public Offering. The term “Public Offering” shall have the meaning set forth in the LP Agreement.

1.20 Restrictive Covenant Violation. The term “Restrictive Covenant Violation” shall mean Executive’s breach, in a material respect, of any section in Appendix A hereto.

1.21 Securities Act. The term “Securities Act” shall mean the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder, as the same may be amended from time to time.

1.22 Sponsor. The term “Sponsor” means Blackstone.

1.23 Subsidiary. The term “Subsidiary” means any corporation, limited liability company, partnership or other entity with respect to which another specified entity has the power to vote or direct the voting of sufficient securities to elect directors (or comparable authorized persons of such entity) having a majority of the voting power of the board of directors (or comparable governing body) of such entity.

1.24 Termination Date. The term “Termination Date” means the date upon which Executive’s Employment with the Company and its Subsidiaries is terminated.

1.25 Unvested Interests. The term “Unvested Interests” means, with respect to Executive’s Interests granted hereunder, the number of such Interests that are not “Vested Interests”.

1.26 Vested Interests. The term “Vested Interests” shall mean, with respect to Executive’s Interests granted hereunder, the number of such Interests that are vested and nonforfeitable, as determined in accordance with Schedule I-B attached hereto.

2. Subscription for and Grant of Interests.

2.1 Grant of Interests. Pursuant to the terms and subject to the conditions set forth in this Agreement, Executive hereby subscribes for and agrees to acquire, and the Company hereby agrees to issue and award to Executive on the Closing Date, the number and classes of Interests set forth on Schedule I-A attached hereto in exchange for services performed for the Company and its Subsidiaries by Executive. Notwithstanding anything to the contrary in the LP Agreement, all distributions in respect of the Interests shall be payable solely out of profits of the Company arising after the Closing Date.

2.2 The Closing. The closing (the “Closing”) of the grant of Interests hereunder shall take place on the closing date specified on the signature page hereto. The date of the Closing shall be the “Closing Date.”

2.3 Section 83(b) Election. Executive shall comply with Section 5.3(b) of the LP Agreement regarding the making of an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder in the form of Exhibit E to the LP Agreement. Executive should consult Executive’s tax advisor regarding the consequences of a Section 83(b) election, as well as the receipt, vesting, holding and sale of Interests.

2.4 Closing Conditions. Notwithstanding anything in this Agreement to the contrary, the Company shall be under no obligation to issue or grant to Executive any Interests unless (i) Executive is an employee of, or consultant to, the Company or one of its Subsidiaries on the Closing Date; (ii) the representations of Executive contained in Section 3 hereof are true and correct in all material respects as of the Closing Date and (iii) Executive is not in breach of any agreement, obligation or covenant herein required to be performed or observed by Executive on or prior to the Closing Date.

3. Investment Representations and Covenants of Executive.

3.1 Interests Unregistered. Executive acknowledges and represents that Executive has been advised by the Company that:

(a) the offer and sale of the Interests have not been registered under the Securities Act;

(b) the Interests must be held indefinitely and Executive must continue to bear the economic risk of the investment in the Interests unless the offer and sale of such Interests are subsequently registered under the Securities Act and all applicable state securities laws or an exemption from such registration is available (or as otherwise provided in the LP Agreement);

(c) there is no established market for the Interests and it is not anticipated that there will be any public market for the Interests in the foreseeable future;

(d) a restrictive legend in the form set forth in Section 3.1 of the LP Agreement shall be placed on the certificates, if any, representing the Interests; and

(e) a notation shall be made in the appropriate records of the Company indicating that the Interests are subject to restrictions on transfer and, if the Company should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Interests.

3.2 Additional Investment Representations. Executive represents and warrants that:

(a) Executive’s financial situation is such that Executive can afford to bear the economic risk of holding the Interests for an indefinite period of time, has adequate means for providing for Executive’s current needs and personal contingencies, and can afford to suffer a complete loss of Executive’s investment in the Interests;

(b) Executive’s knowledge and experience in financial and business matters are such that Executive is capable of evaluating the merits and risks of the investment in the Interests;

(c) Executive understands that the Interests are a speculative investment which involves a high degree of risk of loss of Executive’s investment therein, there are substantial restrictions on the transferability of the Interests and, on the Closing Date and for an indefinite period following the Closing, there will be no public market for the Interests and, accordingly, it may not be possible for Executive to liquidate Executive’s investment in case of emergency, if at all;

(d) Executive understands and has taken cognizance of all the risk factors related to the purchase of the Interests and, other than as set forth in this Agreement, no representations or warranties have been made to Executive or Executive’s representatives concerning the Interests or the Company or their prospects or other matters;

(e) Executive has been given the opportunity to examine all documents and to ask questions of, and to receive answers from, the Company and its representatives concerning the Company and its Subsidiaries, the LP Agreement, the Company’s organizational documents and the terms and conditions of the purchase of the Interests and to obtain any additional information which Executive deems necessary;

(f) all information which Executive has provided to the Company and the Company’s representatives concerning Executive and Executive’s financial position is complete and correct as of the date of this Agreement; and

(g) Executive is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act.

3.3 Other Representations. Executive acknowledges that Blackstone and its Affiliates may, from time to time, provide services to the Company and its Affiliates for which a fee will be paid by the Company or its Affiliates, including an annual monitoring/advisory fee.

4. Restrictive Covenant Violation; Termination of Employment.

(a) Executive acknowledges and recognizes the highly competitive nature of the businesses of the Company and its Affiliates and accordingly agrees, in his capacity as an investor and equityholder in the Company and its Affiliates, to the provisions of Appendix A to this Agreement. Executive acknowledges and agrees that the Company’s remedies at law for a breach or threatened breach of any of the provisions of Appendix A would be inadequate and the Company would suffer irreparable damages as a result of such breach or threatened breach. In recognition of this fact, Executive agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to cease making any payments or providing any benefit otherwise required by this Agreement, the LP Agreement or any other agreement between the Company and its Affiliates, on the one hand, and Executive and Executive’s Affiliates, on the other, and obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or other equitable remedy which may then be available.

(b) Any Time-Vesting Interests (as defined in Schedule I-B) that are Unvested Interests on a Termination Date shall be immediately forfeited by Executive.

(c) In the event that (i) Executive’s Employment is terminated by the Company with Cause, (ii) a Restrictive Covenant Violation occurs during or after Executive’s Employment that is not cured by Executive within ten (10) days of receiving written notice from the Company or the General Partner of the Company or (iii) the Board determines in good faith after a termination of Employment that grounds existed for Cause at the time thereof, then (x) any Vested Interests or Unvested Interests (and any interests or other equity or other securities that Executive or Executive’s Group hold or own that were received in exchange for or upon conversion of the Interests, including the “Termination Amount” and a “Class D Note” (each as defined in the LP Agreement (“Equivalent Securities”))) shall immediately be forfeited without any consideration therefor, (y) Executive and Executive’s Group shall be required, jointly and severally, to pay to the Company, within 10 business days’ of the Company’s request therefor, an amount equal to the aggregate after-tax proceeds (taking into account all amounts of tax that would be recoverable upon a claim of loss for payment of such proceeds in the year of repayment or otherwise) Executive and/or Executive’s Group received upon the sale or other disposition of, or distributions in respect of, the Interests and/or Equivalent Securities and (z) any such Class D Note shall be cancelled without consideration therefor.

5. Miscellaneous.

5.1 Transfers. Prior to the transfer of Interests to a Permitted Transferee, Executive shall deliver to the Company a written agreement of the proposed transfer (a) evidencing such Person’s undertaking to be bound by the terms of this Agreement and (b) acknowledging that the Interests transferred to such Person will continue to be Interests for purposes of this Agreement in the hands of such Person. Any transfer or attempted transfer of Interests in violation of any provision of this Agreement or the LP Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such Interests as the owner of such Interests for any purpose.

5.2 Recapitalizations, Exchanges, Etc., Affecting Interests. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Interests, to any and all securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Interests, by reason of any dividend payable in Interests, issuance of Interests, combination, recapitalization, reclassification, merger, consolidation or otherwise. Subject to the terms of the LP Agreement, the Company shall have the authority, in its sole discretion, to modify or adjust the terms or number of Interests on an equitable basis in light of any acquisitions, divestitures, mergers, sales of assets and/or similar events.

5.3 Executive’s Employment by the Company. Nothing contained in this Agreement shall be deemed to obligate the Company or any Subsidiary of the Company to employ Executive in any capacity whatsoever or to prohibit or restrict the Company (or any such Subsidiary) from terminating the Employment of Executive at any time or for any reason whatsoever, with or without Cause.

5.4 Cooperation. Executive agrees to cooperate with the Company in taking action reasonably necessary to consummate the transactions contemplated by this Agreement.

5.5 Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that no Permitted Transferee shall derive any rights under this Agreement unless and until such Permitted Transferee has executed and delivered to the Company a valid undertaking and becomes bound by the terms of this Agreement; and provided further that the Sponsor is a third party beneficiary of this Agreement and shall have the right to enforce the provisions hereof.

5.6 Amendment; Waiver. This Agreement may be amended only by a written instrument signed by the parties hereto. No waiver by any party hereto of any of the provisions hereof shall be effective unless set forth in a writing executed by the party so waiving.

5.7 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Any suit, action or proceeding with respect to this Agreement, or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction specified in the LP Agreement. Each of the members of Executive’s Group and the Company hereby irrevocably waives (i) any objections which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in any jurisdiction specified in the LP Agreement, (ii) any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and (iii) any right to a jury trial.

5.8 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three postal delivery days after it has been mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below in this Agreement, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

If to the Company:

Summit Materials Holdings L.P.

1550 Wynkoop Street, 3rd Floor

Denver, CO 80202

Attention: General Counsel

with a copy (which shall not constitute notice) to:

Silverhawk Capital Partners

4725 Piedmont Row Drive, Suite 420

Charlotte, NC 28210

Attention: Ted Gardner

with a copy (which shall not constitute notice) to:

The Blackstone Group L.P.

345 Park Avenue

New York, NY 10154

Attention: Neil P. Simpkins

and

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017-3954

Attention: Gregory T. Grogan

If to Executive:

To the most recent address of Executive set forth in the personnel records of the Company.

5.9 Integration. This Agreement and the documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to the subject matter hereof and thereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

5.10 Counterparts. This Agreement may be executed in separate counterparts, and by different parties on separate counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

5.11 Injunctive Relief. Executive and Executive’s Permitted Transferees each acknowledges and agrees that a violation of any of the terms of this Agreement will cause the Company irreparable injury for which adequate remedy at law is not available. Accordingly, it is agreed that the Company shall be entitled to an injunction, restraining order or other equitable relief to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which it may be entitled at law or equity.

5.12 Rights Cumulative; Waiver. The rights and remedies of Executive and the Company under this Agreement shall be cumulative and not exclusive of any rights or remedies which either would otherwise have hereunder or at law or in equity or by statute, and no failure or delay by either party in exercising any right or remedy shall impair any such right or remedy or operate as a waiver of such right or remedy, nor shall any single or partial exercise of any power or right preclude such party’s other or further exercise or the exercise of any other power or right. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

*    *    *    *    *

IN WITNESS WHEREOF:

Executive:

Name:

Address:

Date of Agreement:

Closing Date:

Vesting Reference Date:

[Signature Page To Subscription Agreement]

Agreed to and accepted:

SUMMIT MATERIALS HOLDINGS L.P.

By: Summit Materials Holdings GP, Ltd., its General Partner

By:
Name:
Title:

[Signature Page To Subscription Agreement]

SCHEDULE I-A

Number of Interests

Class of Interests	Number of Interests
Class D-1 U.S. Interests
Class D-1 Non-U.S. Interests
Class D-2 U.S. Interests
Class D-2 Non-U.S. Interests

SCHEDULE I-B

Time-Vesting Interests

With regard to the Interests granted hereunder (the “Time-Vesting Interests”), such interests shall vest in five equal, annual installments, beginning on first anniversary of the Vesting Reference Date.

Notwithstanding the foregoing, immediately prior to, and following, the occurrence of a Change of Control that occurs prior to the Termination Date, 100% of the Time-Vesting Interests that are Unvested Interests shall become Vested Interests.

Any Time-Vesting Interests that are Unvested Interests on a Termination Date shall be immediately forfeited by Executive.

Appendix A

Restrictive Covenants

1. Confidentiality; Non-Compete; Non-Solicit; Non-Disparagement.

(a) For the purposes of this Appendix A, any reference to the “Company” shall mean the Company and its Subsidiaries and Affiliates, collectively. In view of the fact that Executive’s work for the Company brings Executive into close contact with many confidential affairs of the Company not readily available to the public, and plans for further developments, Executive agrees:

(i) Executive will not at any time (whether during or after Executive’s Employment with the Company) (x) retain or use for the benefit, purposes or account of Executive or any other Person; or (y) disclose, divulge, reveal, communicate, share, transfer or provide access to any Person outside the Company (other than its professional advisers who are bound by confidentiality obligations), any non-public, proprietary or confidential information – including without limitation trade secrets, know-how, research and development, software, databases, inventions, processes, formulae, technology, designs and other intellectual property, information concerning finances, investments, profits, pricing, costs, products, services, vendors, customers, clients, partners, investors, personnel, compensation, recruiting, training, advertising, sales, marketing, promotions, government and regulatory activities and approvals – concerning the past, current or future business, activities and operations of the Company, its Subsidiaries or Affiliates and/or any third party that has disclosed or provided any of same to the Company on a confidential basis (“Confidential Information”) without the prior written authorization of the Board, except as specifically necessary during the term of Executive’s Employment in order to perform the duties of his or her position and in the best interests of the Company.

(ii) “Confidential Information” shall not include any information that is (a) generally known to the industry or the public other than as a result of Executive’s breach of this covenant or any breach of other confidentiality obligations by third parties; (b) made legitimately available to Executive by a third party without breach of any confidentiality obligation; or (c) required by law to be disclosed; provided that Executive shall give prompt written notice to the Company of such requirement, disclose no more information than is so required, and cooperate with any attempts by the Company to obtain a protective order or similar treatment.

(iii) Except as required by law, Executive will not disclose to anyone, other than Executive’s immediate family and legal or financial advisors, the existence or contents of this Agreement; provided that Executive may disclose to any prospective future employer the provisions of Section (b) of this Appendix provided they agree to maintain the confidentiality of such terms.

(iv) Upon termination of Executive’s Employment with the Company for any reason, Executive shall (x) cease and not thereafter commence use of any Confidential Information or intellectual property (including without limitation, any patent, invention, copyright, trade secret, trademark, trade name, logo, domain name or other source indicator) owned or used by the Company, its Subsidiaries or Affiliates; (y) immediately destroy, delete, or return to the Company, at the Company’s option, all originals and copies in any form or medium (including memoranda, books, papers, plans, computer files, letters and other data) in Executive’s possession or control (including any of the foregoing stored or located in Executive’s office, home, laptop or other computer, whether or not Company property) that contain Confidential Information or otherwise relate to the business of the Company, its Affiliates and Subsidiaries, except that Executive may retain only those portions of any personal notes, notebooks and diaries that do not contain any Confidential Information; and (z) notify and fully cooperate with the Company regarding the delivery or destruction of any other Confidential Information of which Executive is or becomes aware.

(b) Executive acknowledges and recognizes the highly competitive nature of the businesses of the Company and its Affiliates and accordingly agrees as follows:

(i) Executive will not, within twelve months following the termination of Executive’s Employment with the Company or such shorter time as provided in Section 1(b)(iv) (the “Post-Termination Period”) or during Executive’s Employment (collectively with the Post-Termination Period, the “Restricted Period”):

(A) engage in any business involved, either directly or indirectly, in (x) the acquisition of companies primarily engaged in the U.S. and Canadian aggregates and related downstream product sectors (including, but not limited to, asphalt, paving, cement, concrete and concrete products) (any such company, a “Business”) or (y) the operation of any Business (any such business as described in subclauses (x) or (y), a “Competitive Business”).

(B) enter the employ of, or render any services to, any Person (or any division or controlled or controlling affiliate of any Person) who or which engages in a Competitive Business;

(C) acquire a financial interest in, or otherwise become actively involved with, any Competitive Business, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant; or

(D) interfere with, or attempt to interfere with, business relationships (whether formed before, on or after the date of this Agreement) between the Company or any of its Affiliates and customers, clients, suppliers, partners, members, investors or acquisition targets.

(ii) During the Restricted Period, Executive will not, whether on Executive’s own behalf or on behalf of or in conjunction with any Person, directly or indirectly:

(A)solicit or encourage any employee of the Company or its Affiliates to leave the Employment of the Company or its Affiliates; or

(B) hire any such employee who was employed by the Company or its Affiliates as of the date of Executive’s termination of Employment with the Company or who left the Employment of the Company or its Affiliates coincident with, or within one year prior to or after, the termination of Executive’s Employment with the Company.

(iii) During the Restricted Period, Executive will not, whether on Executive’s own behalf or on behalf of or in conjunction with any Person, directly or indirectly solicit or assist in soliciting in competition with the Company, the business of any client or prospective client:

(A)with whom Executive had personal contact or dealings on behalf of the Company during the one-year period preceding Executive’s termination of Employment;

(B) with whom employees reporting to Executive have had personal contact or dealings on behalf of the Company during the one year immediately preceding Executive’s termination of Employment; or

(C) for whom Executive had direct or indirect responsibility during the one year immediately preceding Executive’s termination of Employment.

(iv) If total equity investments by the Company are less than $200 million, there is a proposed dissolution of the Company pursuant to the terms of the LP Agreement (a “Dissolution”), and Executive is not terminated for Cause and does not resign other than due to a Constructive Termination (as defined in Executive’s employment agreement with the Company) before the Dissolution is completed (or such earlier time as determined by the Company), (a) the Restricted Period shall be twelve months following termination of employment with the Company, and (b) the term Competitive Business for purposes hereof shall be limited to operations within one hundred (100) miles of a Company facility.

(v) Notwithstanding the above, the covenants in this Section 1(b) and in Section 1(c) shall not apply if an Initial Acquisition does not occur on or before December 1, 2010 and Executive’s employment terminates before an Initial Acquisition. Notwithstanding the above, the covenants in this Section 1(b) and in Section 1(c) shall not apply if both an Initial Acquisition (as defined in Executive’s employment agreement) does not occur on or before December 1, 2010 and Executive’s employment is terminated prior to an Initial Acquisition.

Notwithstanding anything to the contrary in this Agreement, Executive may, directly or indirectly own, solely as an investment, securities of any Person which are publicly traded on a national or regional stock exchange or on the over-the-counter market if Executive (i) is not a controlling person of, or a member of a group which controls, such person and (ii) does not, directly or indirectly, own 5% or more of any class of securities of such Person.

(c) During the Restricted Period, Executive will not, directly or indirectly, solicit or encourage to cease to work with the Company or its Affiliates any consultant then under contract with the Company or its Affiliates.

(d) Executive will not, other than as required by law or by order of a court or other competent authority, make or publish, or cause any other person to make or publish, any statement that is disparaging or that reflects negatively upon the Company or its Affiliates, or that is or reasonably would be expected to be damaging to the reputation of the Company or its Affiliates.

(e) It is expressly understood and agreed that although Executive and the Company consider the restrictions contained in this Appendix A to be reasonable, if a final judicial determination is made by a court of competent jurisdiction, that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against Executive, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

(f) The period of time during which the provisions of this Appendix A shall be in effect shall be extended by the length of time during which Executive is in breach of the terms hereof as determined by any court of competent jurisdiction on the Company’s application for injunctive relief.

2. Specific Performance; Survival.

(a) Executive acknowledges and agrees that the Company’s remedies at law for a breach or threatened breach of any of the provisions of this Appendix A would be inadequate and the Company would suffer irreparable damages as a result of such breach or threatened breach. In recognition of this fact, Executive agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to suspend making any payments or providing any benefit otherwise required by this Agreement and obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

(b) The provisions of this Appendix A shall survive the termination of Executive’s Employment for any reason.